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                                                                    EXHIBIT 10.4

                       STOCK OPTION ASSUMPTION AGREEMENT

Dear Optionee:

         On September 21, 2007 (the "Closing Date"), Factory Point Bancorp, Inc. ("Factory Point") will merge with and into Berkshire Hills Bancorp, Inc. ("Berkshire"), a Delaware corporation (the "Merger"). On the Closing Date, all of your outstanding options to purchase shares of Factory Point common stock granted to you under either the Factory Point Bancorp, Inc. 1999 Stock Option Plan for Non-employee Directors, the Factory Point Bancorp, Inc. 1999 Stock Incentive Plan and/or the Factory Point Bancorp, Inc. 2004 Stock Incentive Plan (collectively referred to as the "plans") and documented with a stock option agreement(s) will be assumed by Berkshire (the "Factory Point Options").

         A schedule of your Factory Point Options immediately before and after the Merger is attached to this agreement. The number of stock options and the exercise price of each stock option has been adjusted by the 0.5844 exchange ratio in the Merger to: (1) to preserve, on a per share basis, the value that existed immediately before the Merger; and (2) to the extent applicable by law, to retain incentive stock option status (if any) under the federal tax laws.

         Unless the context otherwise requires, after the Closing Date, any references in the plans and the stock option agreement(s) to: (1) the "Company" or the "Corporation" means Berkshire, (2) "Stock," "Common Stock" or "Shares" means shares of Berkshire common stock, (3) the "Board of Directors" or the "Board" means the Board of Directors of Berkshire and (4) the "Committee" means the Compensation Committee of the Berkshire Board of Directors. All references in the stock option agreements and the plans relating to your status as an employee of Factory Point will now refer to your status as an employee of Berkshire or any present or future Berkshire subsidiary. To the extent your stock option agreement(s) or the plans allowed you to deliver shares of Factory Point common stock as payment for the exercise price, shares of Berkshire common stock may be delivered in payment of the adjusted exercise price, and the period for which such shares were held as Factory Point common stock before the Merger will be taken into account.

         The grant date, vesting schedule and the expiration date of your assumed Factory Point Options remain the same as set forth in your stock option agreement(s), but the number of shares subject to each stock option has been adjusted to reflect the Exchange Ratio, as applicable. All other provisions which govern either the exercise or the termination of the assumed stock options remain the same as set forth in your stock option agreement(s), and the provisions of the stock option agreement(s) (except as expressly modified by this agreement and the Merger) will govern and control your rights under this agreement to purchase shares of Berkshire common stock. Upon your termination of employment with Berkshire you will have the limited time period to exercise your assumed stock options. INCENTIVE STOCK OPTIONS (IF ANY) EXERCISED MORE THAN THREE MONTHS AFTER THE DATE YOU CEASE TO BE AN EMPLOYEE OF BERKSHIRE (ONE YEAR IN THE CASE OF DEATH OR DISABILITY) WILL BE TREATED AS NON-STATUTORY STOCK OPTIONS FOR TAX PURPOSES.


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         To exercise your assumed Factory Point Options, you must deliver to the
Berkshire Human Resources Department (1) a written notice of exercise for the number of shares of Berkshire common stock you want to purchase, (2) the payment by check (or previously owned shares of Berkshire common stock) equal to the adjusted exercise price multiplied by the number of shares to be exercised, and
(3) all applicable taxes. Payment of withholding taxes (where applicable) may be tendered in cash or shares of Berkshire common stock. The exercise notice and payment should be delivered to the following address:

                          Berkshire Hills Bancorp, Inc.
                           Human Resources Department
                 66 West Street, Pittsfield, Massachusetts 01201

         Nothing in this agreement or your stock option agreement(s) interferes in any way with your rights and Berkshire's rights, which rights are expressly reserved, to terminate your employment at any time for any reason. Any future stock options, if any, you may receive from Berkshire will be governed by the terms of the Berkshire equity plans, and such terms may be different from the terms of your assumed Factory Point Options, including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

         Please sign and date this agreement and return it promptly to the address listed above. If you have any questions regarding this agreement or your assumed Factory Point Options, please contact the Berkshire Human Resources Department at (413) 236-3155.

                                        BERKSHIRE HILLS BANCORP, INC.


                                        By:
                                            ------------------------------------
                                            A duly authorized officer



                                 ACKNOWLEDGMENT

         The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her Factory Point Options hereby assumed by Berkshire are as set forth in the stock option agreement(s) for the 1999 Director Stock Option Plan, the 1999 Stock Incentive Plan and/or the 2004 Stock Incentive Plan and such Stock Option Assumption Agreement.



Dated: September ____, 2007
                                           -------------------------------------
                                           ________________, Optionee


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

                                                                       EXHIBIT A

                OPTIONEE'S OUTSTANDING OPTIONS TO PURCHASE SHARES
                         OF FACTORY POINT BANCORP, INC.
                                  (PRE-MERGER)
      Grant Date                     Name of Plan                 Number of Options              Exercise Price
------------------------      ----------------------------      -----------------------      -----------------------






                OPTIONEE'S OUTSTANDING OPTIONS TO PURCHASE SHARES
                  OF BERKSHIRE HILLS BANCORP, INC. COMMON STOCK
                                  (POST-MERGER)

      Grant Date                     Name of Plan                 Number of Options              Exercise Price
------------------------      ----------------------------      -----------------------      -----------------------

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